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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Post-Effective Amendment No. 1 on Form S-1 to Registration Statement (No. 333-186210) on Form S-4 of our report dated March 1, 2013, relating to our audit of the financial statements of Cine Latino, Inc., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

West Palm Beach, Florida
May 3, 2013

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm